Exhibit 99.1

Cirrus Logic Reports Q4 Revenue of $149.7 Million and Full FY14 Revenue of $714.3 Million

Delivers Annual Operating Profit of 22 Percent GAAP and 25 Percent Non-GAAP

AUSTIN, Texas--(BUSINESS WIRE)--April 24, 2014--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the fourth quarter and full fiscal year 2014, which ended March 29, as well as the company’s current business outlook.

“Cirrus Logic is entering into FY15 with a robust pipeline of innovative products, a compelling roadmap pairing our best in class hardware with embedded SoundClear® software and solid relationships with leading players in our target markets,” said Jason Rhode, president and chief executive officer. “Many of our new developments are now under way in more advanced process geometries, allowing our engineers to add meaningful signal processing capabilities to our products and significantly enhance the value we add for our customers.”

Reported Financial Results – Fourth Quarter FY14

  Revenue of $149.7 million;
  Gross margin of 49 percent;
  GAAP operating expenses of $53.3 million and non-GAAP operating expenses of $47.9 million; and
  GAAP diluted earnings per share of $0.20 and non-GAAP diluted earnings per share of $0.41.

Reported Financial Results – Complete FY14

  Revenue of $714.3 million;
  Gross margin of 50 percent;
  GAAP operating expenses of $201.1 million and non-GAAP operating expenses of $178.3 million; and
  GAAP diluted earnings per share of $1.65 and non-GAAP diluted earnings per share of $2.69.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – First Quarter FY15

  Revenue is expected to range between $135 million and $155 million;
  Gross margin is expected to be between 47 percent and 49 percent; and
  Combined R&D and SG&A expenses are expected to range between $57 million and $62 million, which includes approximately $7 million in share-based compensation and amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 23057089).

Upcoming Investor Conference

Cirrus Logic CEO Jason Rhode will present at the Jefferies 2014 Global Technology, Media and Telecom Conference in Miami on May 6 at 12:00 pm EDT. A live webcast of the presentation will be available on the company's investor relations website http://investor.cirrus.com. An archived replay of the webcast will be available for 90 days on the website following the event.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Phoenix, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including operating expenses, net income, operating profit and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of first quarter fiscal year 2015 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the first quarter of fiscal year 2015, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 30, 2013, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic, Cirrus and SoundClear are registered trademarks of Cirrus Logic, Inc.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	Mar. 29,	Dec. 28,	Mar. 30,	Mar. 29,	Mar. 30,
	2014	2013	2013	2014	2013
	Q4'14	Q3'14	Q4'13	Q4'14	Q4'13
Audio products	$137,773	$206,388	$196,098	$667,739	$754,769
Energy products	11,886	12,495	10,775	46,599	55,017
Net revenue	149,659	218,883	206,873	714,338	809,786
Cost of sales	76,291	115,034	123,259	358,175	414,595
Gross Profit	73,368	103,849	83,614	356,163	395,191
Gross Margin	49.0%	47.4%	40.4%	49.9%	48.8%

Research and development	35,511	32,426	30,085	126,189	114,071
Selling, general and administrative	17,823	18,625	19,724	74,861	76,998
Restructuring and other costs	(26)	12	-	(598)	3,539
Gain on sale of asset	-	-	-	-	(247)
Patent settlements, net	-	-	-	695	-
Total operating expenses	53,308	51,063	49,809	201,147	194,361

Operating income	20,060	52,786	33,805	155,016	200,830

Interest income, net	267	222	106	848	440
Other income (expense), net	(27)	(45)	14	(127)	(80)
Income before income taxes	20,300	52,963	33,925	155,737	201,190
Provision for income taxes	7,698	11,463	7,565	47,626	64,592
Net income	$12,602	$41,500	$26,360	$108,111	$136,598

Basic earnings per share:	$0.20	$0.66	$0.41	$1.72	$2.12
Diluted earnings per share:	$0.20	$0.63	$0.39	$1.65	$2.00

Weighted average number of shares:
Basic	62,215	62,854	63,877	62,926	64,580
Diluted	64,545	65,368	67,138	65,535	68,454

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. Certain modifications to prior year non-GAAP presentation has been made and had no material effect on the results of operations.

	Three Months Ended			Twelve Months Ended
	Mar. 29,	Dec. 28,	Mar. 30,	Mar. 29,	Mar. 30,
	2014	2013	2013	2014	2013
Net Income Reconciliation	Q4'14	Q3'14	Q4'13	Q4'14	Q4'13
GAAP Net Income	$12,602	$41,500	$26,360	$108,111	$136,598
Amortization of acquisition intangibles	217	275	-	492	604
Stock based compensation expense	5,545	6,016	5,734	23,074	21,496
International sales reorganization charges	-	-	442	-	395
Restructuring and other costs, net	(26)	12	-	(598)	3,539
Gain on asset sale	-	-	-	-	(247)
Patent settlements, net	-	-	-	695	-
Provision for income taxes	7,808	10,300	7,041	44,647	59,643
Non-GAAP Net Income	$26,146	$58,103	$39,577	$176,421	$222,028

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.20	$0.63	$0.39	$1.65	$2.00
Effect of Amortization of acquisition intangibles	-	-	-	0.01	0.01
Effect of Stock based compensation expense	0.09	0.10	0.09	0.35	0.31
Effect of International sales reorganization charges	-	-	0.01	-	-
Effect of Restructuring and other costs, net	-	-	-	(0.01)	0.05
Effect of Patent settlements, net	-	-	-	0.01	-
Effect of Provision for income taxes	0.12	0.16	0.10	0.68	0.87
Non-GAAP Diluted earnings per share	$0.41	$0.89	$0.59	$2.69	$3.24

Operating Income Reconciliation
GAAP Operating Income	$20,060	$52,786	$33,805	$155,016	$200,830
GAAP Operating Profit	13%	24%	16%	22%	25%
Amortization of acquisition intangibles	217	275	-	492	604
Stock compensation expense - COGS	287	332	296	864	751
Stock compensation expense - R&D	2,546	2,834	2,976	10,392	10,550
Stock compensation expense - SG&A	2,712	2,850	2,462	11,818	10,195
International sales reorganization charges	-	-	442	-	395
Restructuring and other costs, net	(26)	12	-	(598)	3,539
Gain on asset sale	-	-	-	-	(247)
Patent settlements, net	-	-	-	695	-
Non-GAAP Operating Income	$25,796	$59,089	$39,981	$178,679	$226,617
Non-GAAP Operating Profit	17%	27%	19%	25%	28%

Operating Expense Reconciliation
GAAP Operating Expenses	$53,308	$51,063	$49,809	$201,147	$194,361
Amortization of acquisition intangibles	(217)	(275)	-	(492)	(604)
Stock compensation expense - R&D	(2,546)	(2,834)	(2,976)	(10,392)	(10,550)
Stock compensation expense - SG&A	(2,712)	(2,850)	(2,462)	(11,818)	(10,195)
International sales reorganization charges	-	-	(442)	-	(395)
Restructuring and other costs, net	26	(12)	-	598	(3,539)
Gain on asset sale	-	-	-	-	247
Patent settlements, net	-	-	-	(695)	-
Non-GAAP Operating Expenses	$47,859	$45,092	$43,929	$178,348	$169,325

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Mar. 29,	Dec. 28,	Mar. 30,
	2014	2013	2013
ASSETS
Current assets
Cash and cash equivalents	$31,850	$74,690	$66,402
Restricted investments	-	-	-
Marketable securities	263,417	215,792	105,235
Accounts receivable, net	63,220	109,535	69,289
Inventories	69,743	69,985	119,300
Deferred tax asset	22,024	33,155	64,937
Other current assets	25,079	25,662	19,371
Total Current Assets	475,333	528,819	444,534

Long-term marketable securities	89,243	37,115	64,910
Property and equipment, net	103,650	102,542	100,623
Intangibles, net	11,999	13,427	4,650
Goodwill	16,367	16,335	6,027
Deferred tax asset	25,065	17,354	16,671
Other assets	3,087	6,848	13,932
Total Assets	$724,744	$722,440	$651,347

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$51,932	$60,493	$60,827
Accrued salaries and benefits	13,388	13,937	16,592
Other accrued liabilities	11,572	12,881	10,704
Deferred income on shipments to distributors	5,631	4,998	4,956
Total Current Liabilities	82,523	92,309	93,079

Other long-term obligations	4,863	5,108	10,094

Stockholders' equity:
Capital stock	1,078,878	1,069,113	1,041,834
Accumulated deficit	(440,634)	(443,322)	(492,741)
Accumulated other comprehensive loss	(886)	(768)	(919)
Total Stockholders' Equity	637,358	625,023	548,174
Total Liabilities and Stockholders' Equity	$724,744	$722,440	$651,347

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com